UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2010

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

        On November 4, 2010, Elizabeth Arden, Inc. (the "Company") issued a press release (i) to announce its financial results for its fiscal quarter ended September 30, 2010, and (ii) to provide net sales, earnings per diluted share and/or cash flow from operations guidance for the three months ending December 31, 2010 and the fiscal year ending June 30, 2011.

        A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

        At the 2010 Annual Meeting of Shareholders ("Annual Meeting") of the Company, held on November 1 2010, three proposals were submitted to and approved by the shareholders. Of 27,804,416 shares outstanding and entitled to vote at the Annual Meeting, 26,937,847 shares were present in person or by proxy. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 28, 2010. The following is a summary of the final voting results for each matter presented to the shareholders.

1.	The vote on the election of directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified was as follows:

	Votes For	Votes Against	Abstensions	Broker Non-Votes

E. Scott Beattie	23,599,514	495,720	2,156	2,840,457
Fred Berens	21,931,997	2,163,604	1,789	2,840,457
Maura J. Clark	23,963,517	132,084	1,789	2,840,457
Richard C. W. Mauran	23,817,854	277,747	1,789	2,840,457
William M. Tatham	23,897,874	197,727	1,789	2,840,457
J. W. Nevil Thomas	23,755,961	339,640	1,789	2,840,457
A. Salman Amin	23,925,339	142,842	29,209	2,840,457

2.	The vote on the approval of the Elizabeth Arden, Inc. 2010 Stock Award and Incentive Plan was as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes

20,244,110	3,330,818	522,462	2,840,457

3.	The vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for fiscal 2011 was as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes

25,985,994	911,198	40,655	--

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

        On November 2, 2010, the Board of Directors increased the Company's existing $80 million common stock repurchase program (the "Repurchase Program") by authorizing the repurchase of an additional $40 million of the Company's common stock, $.01 par value ("Common Stock"), and extended the term of the Repurchase Program through November 30, 2012. The Repurchase Program was set to expire on November 30, 2010. Under the Repurchase Program, the Company may, from time to time, purchase shares of its Common Stock in the open market or in privately negotiated transactions based on such factors as the Company deems appropriate, including any limitations under its debt agreements. As of November 4, 2010, the Company had repurchased a total of 4,029,301 shares of Common Stock on the open market at an aggregate cost of $66,998,312 million, under the Repurchase Program, leaving $53,001,688 million available for additional Common Stock repurchases under the increased Repurchase Program.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Elizabeth Arden, Inc., dated November 4, 2010.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: November 4, 2010	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer